Exhibit 21.1

State, Province
Or Country of
Name	Incorporation
Ajax Tocco de Mexico S.A. de C.V.	Mexico
Ajax Tocco International Limited	Birmingham–England
Ajax Tocco Magnethermic Canada Limited	Ontario
Ajax Tocco Magnethermic Corporation (6)	Ohio
Ajax Tocco Magnethermic GmbH	Ohio
Ajax Tocco Magnethermic (Shanghai) Co. Ltd.	China
Ajax Tocco Magnethermic Limited	Hong Kong
Ajax Tocco Magnethermic Poland Spolka Z Oyranicgona Odpowiedgeshnoscea	Poland
Ballybeg Finance Company of Dublin Limited	Ireland
Chambersburg Acquisition Corp.	Pennsylvania
Columbia Nut & Bolt LLC	Ohio
Control Transformer, Inc.	Ohio
FECO, Inc.	Illinois
Forging Parts & Machining Company	Ohio
Foundry Service GmbH	Germany
Gateway Industrial Supply LLC	Ohio
General Aluminum Mfg. Company	Ohio
ILS Technology LLC	Ohio
Induction Management Services, LLC	Michigan
Industrial Equipment Group Asian Holdings Company Limited	Ireland
Industrial Equipment Group European Holding Company Limited	Ireland
Integrated Holding Company	Ohio
ILS Supply Technologies S.A. de C.V.	Mexico
Integrated Logistics Holding Company	Ohio
Integrated Logistics Solutions, Inc.	Ohio
Japan Ajax Magnethermic Co. Ltd.	Japan
NABS Supply Technologies S. De R.L. De CV	Mexico
Park-Ohio Forged & Machined Products LLC (5)	Ohio
Park-Ohio Asian Holding Company Limited	Ireland
Park-Ohio European Holding Company Limited	Ireland
Park-Ohio International Holding Company Limited	Ireland
Park-Ohio International Leasing Company Limited	Ireland
Park-Ohio International Treasury Company Limited	Ireland
Park-Ohio Latin American Holding Company Limited	Ireland
Park-Ohio Industries, Inc. (1)	Ohio
Park-Ohio Industries (Shanghai) Co. Ltd.	China
Park-Ohio Products, Inc.	Ohio
Pharmaceutical Logistics, Inc.	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
PKOH Corp.	Ohio
Precision Machining Connection LLC (2)	Ohio
PMC-Colinet, Inc.	Ohio
RB&W Corporation of Canada	Ontario
RB&W Manufacturing LLC (3)	Ohio
Snow Dragon LLC	Ohio
Southwest Steel Processing LLC	Ohio
Supply Technologies International Trading (Shanghai) Co. Ltd.	China
Supply Technologies Company of Canada	Nova Scotia
Supply Technologies Limited (Hong Kong)	Hong Kong
Supply Technologies Limited (Scotland)	Scotland
Supply Technologies LLC	Ohio
Supply Technologies (NABS Ireland) Limited	Ireland
Supply Technologies (NY), Inc.	New York
Supply Technologies Pte. Ltd.	Singapore
Supply Technologies (U.K.) Limited	Birmingham–England
Supply Technologies Kft.	Hungary
Supply Technologies(India) Private Limited	India
Supply Technologies Company of Puerto Rico	Puerto Rico
The Ajax Manufacturing Company (4)	Ohio
Tocco, Inc.	Alabama
TW Manufacturing Co. (7)	Ohio

(1)	Doing business as Park Drop Forge, Ohio Crankshaft and Park-Ohio Forged & Machined Products

(2)	Doing business as PMC Industries and M.P. Colinet

(3)	Doing business as Delo Screw Products, RB&W Manufacturing, and Sabina Mfg.

(4)	Doing business as Ajax Technologies and Forging Development

(5)	Doing business as Kropp Forge

(6)	Doing business as PMC-Colinet and PMC Industries

(7)	Doing business as Production Pattern Company